UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒   Definitive Proxy Statement
☐   Definitive Additional Materials
☐   Soliciting Material Pursuant to §240.14a-12

BROOKFIELD HOMES CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENERAL
Time, Place and Purposes of Meeting
Solicitation of Proxies
Revocation and Voting of Proxies
Outstanding Shares And Voting Rights
Quorum Requirement
Vote Required
Stockholders Sharing Same Address
PROPOSAL ONE - ELECTION OF DIRECTORS
BENEFICIAL OWNERSHIP OF COMMON STOCK
Security Ownership of Principal Stockholders and Management
EXECUTIVE COMPENSATION
Summary Compensation Table — Executive Officers
Summary Compensation Table — Significant Employees
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year And Fiscal Year-End Option/SAR Values
Long-Term Incentive Plans – Awards In Last Fiscal Year
Compensation of Directors
Senior Operating Management Participation Plan
Employment Contracts, Termination of Employment and Change-in-Control
Certain Relationships and Related Party Transactions
INFORMATION REGARDING THE BOARD OF DIRECTORS
Corporate Governance Standards
Meetings of the Board
Committees of the Board
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Base Salaries
Short-Term Incentives
Long-Term Share Ownership
2003 Compensation for Chief Executive Officer
Compensation Committee Interlocks and Insider Participation
AUDIT COMMITTEE REPORT
PROPOSAL TWO – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Fees Paid to Deloitte & Touche LLP
Pre-Approval Policies
PERFORMANCE GRAPH
OTHER MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDERS’ PROPOSALS FOR 2005 ANNUAL MEETING
APPENDIX “A”
AUDIT COMMITTEE CHARTER

BROOKFIELD HOMES CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On
May 4, 2004

Fellow Stockholders of Brookfield Homes Corporation:

     You are invited to attend the 2004 Annual Meeting of Stockholders of Brookfield Homes Corporation. The Annual Meeting will be held at the Doubletree Hotel, 11915 El Camino Real, Del Mar, California, on May 4, 2004 at 11:00 a.m., Pacific Time, for the following purposes:

•	to elect nine directors;

•	to ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2004; and

•	to conduct other business properly brought before the meeting.

     Only stockholders of record at the close of business on March 22, 2004, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     While we would like to have each of you attend the meeting and vote your shares in person, we realize this may not be possible. Whether or not you plan to attend the meeting, your vote is very important. A form of proxy on which to indicate your vote and an envelope, postage prepaid, in which to return your proxy are enclosed. WE URGE YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. If you later decide to attend the Annual Meeting, you may revoke your proxy at that time and vote your shares in person.

     If you desire any additional information concerning the Annual Meeting or the matters to be acted upon at the meeting, we would be glad to hear from you. Please contact the undersigned officer at 858-481-2965.

Yours very truly,
Shane D. Pearson
Secretary to the Board of Directors

Del Mar, California
April 2, 2004

BROOKFIELD HOMES CORPORATION
12865 Pointe Del Mar, Suite 200
Del Mar, California 92014

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 4, 2004

GENERAL

Time, Place and Purposes of Meeting

The 2004 Annual Meeting of Stockholders of Brookfield Homes Corporation will be held on May 4, 2004 at 11:00 a.m., Pacific Time, at the Doubletree Hotel, 11915 El Camino Real, Del Mar, California (in this Proxy Statement, unless the context requires otherwise, references to “we,” “our,” “us,” and “Company” refer to Brookfield Homes Corporation). The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders to which this Proxy Statement is attached.

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by our board of directors. We expect that this Proxy Statement and the accompanying form of proxy will first be mailed on or about April 2, 2004 to each stockholder of record on March 22, 2004. We will bear the entire cost of this solicitation. The solicitation of proxies will be made primarily by use of the mail. In addition, our directors, officers and regular employees may make solicitations by telephone, telegraph, e-mail or personal interview, and may request banks, brokers, fiduciaries and other persons holding stock in their names, or in the names of their nominees, to forward proxies and proxy materials to their principals and obtain authorization for the execution and return of such proxies. We will reimburse such banks, brokers and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Revocation and Voting of Proxies

A proxy for use at the Annual Meeting is enclosed. Any proxy given may be revoked by you at any time before it is exercised by filing with us a notice in writing revoking it or by duly executing a proxy bearing a later date. Proxies also may be revoked in person at the Annual Meeting if you desire to vote your shares in person. Subject to such revocation and except as otherwise stated herein or in the form of proxy, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the specifications of the proxies. If no specification is made, proxies will be voted for the nominees for election of directors set forth elsewhere herein (see “PROPOSAL ONE — ELECTION OF DIRECTORS”) and for the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2004 (see “PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS”) and, at the discretion of the proxy holders, on all other matters properly brought before the Annual Meeting or any adjournment thereof.

Outstanding Shares And Voting Rights

March 22, 2004 has been set as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the Annual Meeting. There were 30,881,032 shares of our common stock, $0.01 par value per share, issued and outstanding on March 1, 2004. On any matter submitted to a stockholder vote, each holder of our common stock will be entitled to one vote, in person or by proxy, for each share of common stock registered in his, her or its name on the books of our Company as of the record date. A list of such stockholders will be available for examination by any stockholder at our Del Mar office set forth above for at least ten days before the Annual Meeting.

Quorum Requirement

Our By-laws provide that at any meeting of stockholders, there must be present, either in person or by proxy, in order to constitute a quorum, stockholders owning a majority of our issued and outstanding capital stock entitled to vote at said meeting.

Vote Required

If a broker holds your shares, this proxy statement and a proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker how to vote your shares. If you do not give your broker instructions or discretionary authority to vote your shares on the Proposals and your broker returns the proxy card indicating such lack of authority, your shares will be “broker non-votes” with respect to the Proposals for which the broker does not have authority to vote. Broker non-votes will be counted as present for purposes of determining a quorum, but will not be counted as shares entitled to vote. If you abstain from voting on the Proposals, your shares will be counted as present at the meeting, for purposes of determining a quorum, and entitled to vote. As a result, abstentions will have no effect on the election of directors.

In the election for directors, the nine persons receiving the highest number of “for” votes will be elected.

The ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2004 requires approval by a majority of shares of common stock entitled to vote on the Proposal and present in person or represented by proxy at the Annual Meeting.

If any other proposals are properly presented to the stockholders at the meeting, the number of votes required for approval will depend upon the nature of the proposal. Generally, under Delaware law the number of votes required to approve a proposal is a majority of the shares of common stock entitled to vote and present in person or by proxy represented at the Annual Meeting. The enclosed proxy card gives discretionary authority to the proxy holders to vote on any matter not included in this proxy statement that is properly presented to the stockholders at the meeting.

Stockholders Sharing Same Address

In some cases, only one copy of this Proxy Statement and our 2003 Annual Report is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Upon written or oral request, we will promptly deliver a separate copy of this Proxy Statement and our 2003 Annual Report to a stockholder at a shared address to which a single copy was delivered. You can notify us that you wish to receive a separate copy of our proxy statements and annual reports in the future, or alternatively, that you wish to receive a single copy of the materials instead of multiple copies. Contact information for these purposes is: Brookfield Homes Corporation, Attention: Investor Relations, 12865 Pointe Del Mar, Suite 200, Del Mar, CA, 92014, telephone number: 858-481-2567, or email: lnorthwood@brookfieldhomes.com.

PROPOSAL ONE - ELECTION OF DIRECTORS

On November 4, 2003, the Securities and Exchange Commission approved the New York Stock Exchange’s final Corporate Governance Rules (the “NYSE Rules”) which require compliance by us by May 4, 2004, the date of our 2004 Annual Meeting. One of the NYSE Rules requires NYSE listed companies to have a majority of their board members to be “independent” from the listed company and its management.

Our board of directors has nominated the nine persons set forth below for election as our directors at the Annual Meeting, a majority of whom are independent. All of the nominees are currently serving as our directors.

Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be voted for each of the persons named below as nominees for election as directors. All directors are elected to serve until the next annual meeting of stockholders and their successors have been elected and qualified. If any nominee is unable to serve, the proxies will be voted by the proxy holders in their discretion for another person. The board of directors has no reason to believe that any nominee will not be able to serve as a director for his or her prescribed term.

		Director
Name	Age	Since	Principal Occupation and Business Experience
Gordon E. Arnell	68	2002	Gordon Arnell became a director in October 2002. Mr. Arnell has served as Chairman of Brookfield Properties Corporation since November 1995. Between November 1995 and April 2000, Mr. Arnell also served as Chief Executive Officer of Brookfield Properties.

		Director
Name	Age	Since	Principal Occupation and Business Experience
Ian G. Cockwell	56	2002	Ian Cockwell was appointed President and Chief Executive Officer in October 2002. Since 1994 to 2002, Mr. Cockwell has served in various senior executive positions with Brookfield Residential Group, a division of Brookfield Properties. From 1998 until 2002, Mr. Cockwell was Chairman and Chief Executive Officer responsible for Brookfield Properties’ master-planned communities business.

Robert A. Ferchat	69	2002	Robert Ferchat became a director in December 2002. Mr. Ferchat was Chairman and Chief Executive Officer of BCE Mobile Communications, Inc. from 1994 until 1999. Mr. Ferchat served as a director of Brookfield Properties from 1997 until 2002 and he is presently a director of AirGate PCS, Inc., a position he has held since 1999.

J. Bruce Flatt	38	2002	Bruce Flatt was appointed Chairman of our Board of Directors in October 2002. Since February 2002, Mr. Flatt has served as President and Chief Executive Officer of Brascan Corporation, prior to which he served as the President and Chief Executive Officer of Brookfield Properties beginning in April 2000. Between August 1995 and April 2000, Mr. Flatt served as President and Chief Operating Officer of Brookfield Properties.

Bruce T. Lehman	51	2002	Bruce Lehman became a director in December 2002. Mr. Lehman is presently a principal in Armada LLC, an investor and principal in residential real estate. Prior to this, Mr. Lehman was an independent consultant, providing strategic advice to clients in the homebuilding industry from 2000 to 2002. Mr. Lehman was President-Merchant Housing Division, of Catellus Residential Group, a wholly-owned subsidiary of Catellus Development Corp. from 1996 until 2000. Mr. Lehman also held this position with Catellus Residential Group’s predecessor company Akins Real Estate Group, from 1989 until 2000.

Alan Norris	47	2003	Alan Norris became a director in February 2003. Mr. Norris is President and Chief Executive Officer of Carma Corporation, a developer of master-planned communities and a wholly-owned subsidiary of Brookfield Properties. Mr. Norris joined Carma in 1983 and assumed increasingly senior positions over the next 11 years when he was promoted to his current position.

David M. Sherman	46	2003	David Sherman became a director in February 2003. Mr. Sherman is President, D. Sherman & Company, Inc., which provides consulting and advisory services to public real estate companies, a position he has held since 2000. Mr. Sherman is also a Co-Managing Member of Metropolitan Real Estate Equity Management, LLC, a real estate fund-of-funds manager and other real estate advisory firm, a position he has held since 2002. Since 2000, Mr. Sherman has served on the Board of Trustees of Keystone Property Trust and has served as an adjunct professor of real estate at Columbia University. Mr. Sherman was the Managing Director, and Head of REIT Equity Research at Salomon Smith Barney, Inc. from 1995 until 2000.

Robert L. Stelzl	58	2002	Robert Stelzl became a director in December 2002. Mr. Stelzl has been a Principal of Colony Capital LLC, a global real estate private equity investor since 1995.

		Director
Name	Age	Since	Principal Occupation and Business Experience
Michael D. Young	59	2003	Michael Young became a director in February 2003. Mr. Young is a principal with Quadrant Capital Partners, Inc., a private real estate investment and advisory firm with offices in Toronto and Dallas. Mr. Young served as Managing Director of CIBC World Markets Inc., a financial services firm, from 1994 until 2003. Mr. Young has been a director of Boardwalk Equities Inc. since 1997, a trustee of IPC US Income Commercial Real Estate Investment Trust since 2002 and was appointed to the board of trustees of Calloway Real Estate Investment Trust in 2003.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” EACH OF THE DIRECTOR NOMINEES.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Security Ownership of Principal Stockholders and Management

The following table shows the beneficial ownership of shares of our outstanding common stock as of March 1, 2004 by:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors and director nominees;

•	each of our executive officers named in the Summary Compensation Table – Executive Officers on page 7 under “EXECUTIVE COMPENSATION;” and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities (refer to footnote 1 to the table for additional information about how beneficial ownership is calculated). Unless stated otherwise, the shares are owned directly and the named beneficial owners possess sole voting and investment power with respect to the shares set forth in the table. The percentage of beneficial ownership is based upon the 30,881,032 shares of our common stock that are outstanding.

	Amount and Nature of
	Common Stock Beneficially Owned
	Number of Shares		Percentage
Name of Beneficial Owner	Beneficially Owned (1) (2)		of Class
Brascan Corporation (3) Suite 300, BCE Place 181 Bay Street, Toronto, Ontario M5J 2T3	15,560,063	(4)	50.39
Perry Corp. 599 Lexington Avenue New York, New York 10022	1,637,700	(5)	5.30
Peter B. Cannell & Co., Inc. 645 Madison Avenue New York, New York 10022	1,547,290	(6)	5.0
Gordon E. Arnell	8,480		*
Ian G. Cockwell (7)	15,826,573		51.10
Robert A. Ferchat	3,000		*
J. Bruce Flatt (7)	15,596,095		50.50
Paul G. Kerrigan	130,206		*
Bruce T. Lehman	–		*
Alan Norris	3,000		*
Shane D. Pearson	4,000		*
William B. Seith	4,000		*
David M. Sherman	–		*
Robert L. Stelzl	–		*
Michael D. Young	8,500		*

All directors and officers as a group (12 persons)	16,023,791		51.65

*	Less than 1%.

(1)	Under the rules of the Securities and Exchange Commission governing the determination of beneficial ownership of securities, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which the person has no economic interest.

(2)	Beneficial ownership includes shares held indirectly through EdperPartners Limited, which is described in note 3 below. Beneficial ownership also includes shares that the executive officers and directors could acquire by exercising stock options on, or within 60 days after, March 1, 2004 as follows: Mr. Cockwell – 89,318; Mr. Kerrigan – 47,206; Mr. Pearson – 4,000 and Mr. Seith – 4,000. Refer to the section of this proxy statement entitled “Executive Compensation” for details of issued stock options.

(3)	Brascan Corporation is an asset management company listed on the New York and Toronto stock exchanges. J. Bruce Flatt, the Chairman of our board of directors, is also a director and President and Chief Executive Officer of Brascan. Brascan’s major shareholder is EdperPartners Limited. EdperPartners and its shareholders collectively directly and indirectly own, exercise control over, or have options to acquire approximately 30 million Class A Limited Voting shares representing approximately 16% of the Class A Limited Voting shares of Brascan on a fully diluted basis and own 100% of the Class B Limited Voting shares of Brascan. Ian Cockwell and Bruce Flatt, who are directors of our company, are also shareholders and directors and officers of EdperPartners and may be deemed to share beneficial ownership of our common stock with Brascan. EdperPartners is an investment holding company owned by 39 investors with no single shareholder holding more than a 15% effective interest. To the extent any of such investors is deemed to be a beneficial owner of shares of our common stock held by Brascan, such person disclaims beneficial ownership of those shares of our common stock.

(4)	Based solely upon information contained in the Schedule 13G/A of Brascan filed with the Securities and Exchange Commission (the “SEC”) with respect to common stock owned as of February 23, 2004.

(5)	Based solely upon information contained in the Schedule 13G of Perry Corp. filed with the SEC with respect to common stock owned as of February 17, 2004.

(6)	Based solely upon information contained in the Schedule 13G/A of Peter B. Cannell & Co., Inc. filed with the SEC with respect to common stock owned as of February 9, 2004.

(7)	Includes 15,560,063 shares beneficially owned by Brascan. Messrs. Cockwell and Flatt disclaim beneficial ownership of the shares of common stock held by Brascan.

EXECUTIVE COMPENSATION

     The following table provides the annual and long-term compensation of our Chief Executive Officer and other executive officers:

Summary Compensation Table — Executive Officers

		Annual Compensation				Long-Term Compensation
						Awards			Payouts
					Other	Restricted	Securities
Name & Principal Position	Year	Salary	Bonus		Annual Compensation	Stock Award(s)	Underlying Options/SARs		LTIP Payouts	All Other Compensation
Ian G. Cockwell	2003	$260,000	$90,000	(1)	—	—	40,000		—	—
President & Chief Executive Officer	2002	$207,000	$80,000	(2)	—	—	446,594	(3)	—	—
Paul G. Kerrigan	2003	$173,000	$70,000	(1)	—	—	25,000		—	—
Executive Vice President, Chief Financial Officer & Treasurer	2002	$121,000	$80,000	(2)	—	—	236,031	(3)	—	—
William B. Seith	2003	$185,000	$35,000		—	—	10,000		—	—
Executive Vice President, Risk Management	2002	$180,000	$320,000		—	—	20,000		—	—
Shane D. Pearson	2003	$92,000	$38,000		—	—	10,000		—	—
Secretary	2002	$60,500	$38,000		—	—	20,000		—	—

(1)	Messrs. Cockwell and Kerrigan elected on February 18, 2004 to receive all of the bonus in deferred share units, increasing their deferred share units by 5,818 units and 4,525 units, respectively.

(2)	Messrs. Cockwell and Kerrigan elected on February 13, 2003 to receive all of the bonus in deferred share units, each increasing their deferred share units by 14,898 units.

(3)	Includes 366,594 and 176,031 options granted under our stock option plan on December 3, 2002 to Mr. Cockwell and Mr. Kerrigan, respectively, prior to and in connection with our spin-off from Brookfield Properties Corporation, replacing cancelled options Messrs. Cockwell and Kerrigan held in Brookfield Properties.

The following table provides the annual compensation of each of the significant employees identified in our 2003 Annual Report on
Form 10-K:

Summary Compensation Table — Significant Employees

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
				Other	Restricted	Securities
Name & Principal Position	Year	Salary	Bonus(1)	Annual Compensation	Stock Award(s)	Underlying Options/SARs	LTIP Payouts	All Other Compensation
Stephen P. Doyle	2003	$200,000	$3,535,000	—	—	—	—	—
President, Brookfield Homes San Diego Inc.	2002	$190,000	$1,025,000	—	—	—	—	—
Robert Hubbell	2003	$200,000	$2,071,000	—	—	—	—	—
President, Brookfield Washington Inc.	2002	$190,000	$1,565,000	—	—	—	—	—
Jeffrey J. Prostor	2003	$200,000	$2,794,000	—	—	—	—	—
President, Brookfield Homes Southland Inc.	2002	$190,000	$1,836,000	—	—	—	—	—
John J. Ryan	2003	$200,000	$2,025,000	—	—	—	—	—
President, Brookfield Homes Bay Area Inc.	2002	$190,000	$887,000	—	—	—	—	—
Richard T. Whitney	2003	$150,000	$2,026,000	—	—	—	—	—
President, Brookfield California Land Holdings LLC	2002	$140,000	$657,000	—	—	—	—	—

(1)	Earned pursuant to the terms of the Brookfield Homes Senior Operating Management Participation Plan.

The following tables show the options to purchase shares of our common stock granted to our Chief Executive Officer and other executive officers of Brookfield Homes during 2003, and fiscal year-end option values:

Option/SAR Grants in Last Fiscal Year

					Potential Realizable Value
					at Assumed Annual Rates of
					Stock Price Appreciation
		% of Total Options/SARs			for Option Term (3)
Executives	Number of Securities	Granted to	Exercise		5%	10%
Receiving	Underlying Options/	Employees	or	Expiration	(Stock Price	(Stock Price
Grants	SARs Granted (1)	in Fiscal Year (2)	Base Price	Date	$17.494324)	$27.856791)
Ian G. Cockwell	80,000	39.0	$10.74	02/13/13	$540,346	$1,369,343
Paul G. Kerrigan	60,000	29.3	$10.74	02/13/13	$405,259	$1,027,007
Shane D. Pearson	20,000	9.8	$10.74	02/13/13	$135,087	$342,336
William B. Seith	20,000	9.8	$10.74	02/13/13	$135,087	$342,336

(1)	The stock options were granted under our stock option plan on February 13, 2003. The above options do not include 85,000 options granted February 18, 2004 at an exercise price of $30.94 per share as follows: Ian Cockwell – 40,000; Paul Kerrigan – 25,000; Shane Pearson – 10,000; and William Seith – 10,000. The options vest as to 20% at the end of each year commencing February 13, 2003 and February 18, 2004, respectively, and are each exercisable over a ten-year period.

(2)	Based upon a total of 205,000 shares subject to options granted under our stock option plan in 2003.

(3)	These dollar amounts are not intended to forecast the future common stock price. Executives will not benefit unless the common stock price increases above the stock option exercise price. Any gain to the executives resulting from common stock price appreciation would benefit all holders of common stock.

Aggregated Option/SAR Exercises in Last Fiscal Year And Fiscal Year-End Option/SAR Values

During the fiscal year ended December 31, 2003, no stock options were exercised.

	Number of Securities	Value of Unexercised
	Underlying Unexercised	In-The-Money
	Options/SAR at	Options/SAR at
	Fiscal Year-End	Fiscal Year-End
Name	Exercisable / Unexercisable	Exercisable / Unexercisable
Ian G. Cockwell	73,318 / 373,276	$1,156,225 / $5,827,363
Paul G. Kerrigan	35,206 / 200,825	$555,199 / $3,122,610
Shane D. Pearson	0 / 20,000	$0 / $300,600
William B. Seith	0 / 20,000	$0 / $300,600

The following table sets forth the deferred share units granted to our Chief Executive Officer, other named executive officers and directors of Brookfield Homes during 2003:

Long-Term Incentive Plans – Awards In Last Fiscal Year

	Number of		Performance or	Number of Shares,
	Shares, Units or		Other Period Until	Units or Other Rights
Name	Other Rights (1)		Maturation or Payout	at Fiscal Year-End
Ian G. Cockwell	17,060	(2)	(1)	262,366
Robert A. Ferchat	1,008	(3)	(1)	1,008
Paul G. Kerrigan	15,819	(2)	(1)	111,662
Bruce T. Lehman	2,016	(3)	(1)	2,016
Shane D. Pearson	—		—	—
William B. Seith	—		—	—
David M. Sherman	2,886	(3)	(1)	2,886
Robert L. Stelzl	1,947	(3)	(1)	1,947
Michael D. Young	2,886	(3)	(1)	2,886

(1)	Deferred share units granted under our deferred share unit plan. The units vest as to 20% over a five year period. The units are redeemable upon retirement, resignation or death. The cash value of the units when redeemed will be equivalent to the closing price on the NYSE of an equivalent number of shares of our common stock. There will be no shares of common stock issued, authorized, reserved, purchased or sold at any time in connection with units allocated. Under no circumstances will units be considered shares of common stock, or entitle any participant to the exercise of voting rights or to the exercise of any other rights arising from the ownership of shares of common stock.

(2)	Messrs. Cockwell and Kerrigan each elected on February 13, 2003 to receive all of their bonus in deferred share units. Additional units representing dividends paid on the Company’s common stock on the same basis as if the dividends were reinvested accrued as follows: Mr. Cockwell – 2,162 and Mr. Kerrigan – 921.

(3)	Deferred share units granted to independent directors in 2003 consisted of an annual retainer of 1,000 units plus the portion of the 2003 cash retainer elected to be received in deferred share units by each director. Additional units representing dividends paid on the Company’s common stock on the same basis as if the dividends were reinvested accrued to each director.

Compensation of Directors

During the 2003 fiscal year, directors who were not officers of the Company received an annual directors fee of $20,000 together with 1,000 deferred share units of the Company. An attendance fee of $1,500 was paid for each meeting of the board of directors they attended ($500 if by telephone) (other than the meeting held immediately following the annual meeting of stockholders). In addition, directors who were chairmen of board committees received an annual fee of $2,000, and directors who were members of board committees received an attendance fee of $750 for each committee meeting they attended ($250 if the meeting occurred on the same day as a board meeting). Directors were entitled to choose to receive their annual directors fee entitlement in the form of deferred share units of the Company, in lieu of cash. Directors were reimbursed for travel and other out-of-pocket expenses they incurred in attending board or committee meetings.

Upon reviewing recent trends in corporate governance and director compensation, on February 18, 2004, the board of directors approved changes to the Company’s directors fee policy to eliminate board meeting and committee fees, increase the annual retainer and more closely align the interests of directors with the interests of stockholders. Directors who are not officers of the Company are entitled to receive an annual retainer of $50,000 to be paid 50% in cash and 50% in deferred share units of the Company. The requirement to accept 50% of the annual retainer in deferred share units is designed to more closely align the interests of directors with the interests of stockholders. Directors will have the option to elect to receive 100% of their annual retainer in deferred share units. The Chairman of the Audit Committee is entitled to receive an annual cash payment of $10,000, and the chairmen of the other board committees are entitled to receive an annual cash payment of $5,000, reflecting their additional responsibilities. Directors will continue to be reimbursed for travel and other out-of-pocket expenses they incur in attending board or committee meetings.

Senior Operating Management Participation Plan

Certain senior operating employees, none of whom are named executive officers of the Company, are entitled to participate in the Senior Operating Management Participation Plan. In 1996, when operations in California were set-up, this plan was established to attract and retain entrepreneurial management teams to profitably manage and grow our business operations through a decentralized local management structure. The plan provides for participation in the net income of the local business unit by each local management team. For 2003, twenty-three participants in the plan earned a total of $37 million.

Employment Contracts, Termination of Employment and Change-in-Control

We do not have any employment contracts, change of control arrangements or other compensatory plans or arrangements with any of our executive officers.

Certain Relationships and Related Party Transactions

We were a wholly-owned subsidiary of Brookfield Properties Corporation (“Brookfield Properties”) until January 6, 2003, when we were spun-off as a separate publicly traded company pursuant to a reorganization of Brookfield

Properties’ homebuilding business (which we refer to as the “Spin-off”). Brookfield Properties no longer holds any of our shares, nor is Brookfield Properties able to exercise control over us. However, we and Brookfield Properties are “affiliates,” as Brascan Corporation directly and indirectly owns approximately 50% of each corporation.

In connection with the Spin-off, we and our wholly-owned subsidiary, Brookfield Homes Holdings Inc., entered into a license agreement with Brookfield Properties (US) Inc., a subsidiary of Brookfield Properties, under which we, Brookfield Homes Holdings Inc. and our subsidiaries pay to Brookfield Properties (US) Inc. an annual fee in the total amount of $50,000 for the right to use the names “Brookfield” and “Brookfield Homes.” We expect that the license agreement will permit us to use the “Brookfield” name in connection with our homebuilding business for an indefinite period of time, subject to customary termination provisions including upon a change of control of our company.

In addition, Brookfield Homes Holdings Inc. entered into a shared services agreement with Brookfield Properties (US) Inc. with respect to certain systems functions. Under the terms of the agreement, Brookfield Homes Holdings Inc. will provide, for an initial term of one year, services to Brookfield Properties (US) Inc. or its affiliates relating to the storage and maintenance of content on a shared website. The agreement will be automatically extended each year for an additional year, unless it is terminated by either party in writing or if either party is dissolved. In addition, Brookfield Homes Holdings Inc. will receive an annual fee, consisting of the portion of its operating expenses related to the usage by Brookfield Properties (US) Inc. of the services of Brookfield Homes Holdings Inc. The fee for 2003 was approximately $10,000.

We have entered into an agreement with a subsidiary of Brascan, whereby we can deposit cash on a demand basis to earn LIBOR plus fifty basis points.

We sublease our administrative offices in Toronto, Ontario from Brascan, which leases the space from Brookfield Properties. We are required to pay approximately $100,000 per year in rent under our Toronto sublease, which expires in 2005.

Our Chairman and two of our directors serve as executive officers and directors of our affiliates, outlined as follows:

•	J. Bruce Flatt is President and Chief Executive Officer and a director of Brascan, a publicly traded company which owns approximately 50% of our outstanding shares; and

•	Gordon E. Arnell and Alan Norris are executive officers of Brookfield Properties, which is an affiliate of Brascan.

Our business unit presidents are beneficiaries of rabbi trusts owning 10% interests in the respective business unit they manage:

•	Stephen P. Doyle, President of Brookfield Homes San Diego Inc., is the sole beneficiary of a rabbi trust that currently owns 10% of Brookfield Homes San Diego Holdings LLC. Brookfield Homes Holdings Inc. is the trustee of the rabbi trust. We own the remaining 90% of Brookfield Homes San Diego Holdings LLC;

•	Robert Hubbell, President of Brookfield Washington Inc., is the sole beneficiary of a rabbi trust that currently owns 10% of Brookfield Washington LLC. Brookfield Homes Holdings Inc. is the trustee of the rabbi trust. We own the remaining 90% of Brookfield Washington LLC;

•	Jeffrey J. Prostor, President of Brookfield Homes Southland Inc., is the sole beneficiary of a rabbi trust that currently owns 10% of Brookfield Homes Southland Holdings LLC. Brookfield Homes Holdings Inc. is the trustee of the rabbi trust. We own the remaining 90% of Brookfield Homes Southland Holdings LLC; and

•	John J. Ryan, President of Brookfield Homes Bay Area Inc., is the sole beneficiary of a rabbi trust that currently owns 10% of Brookfield Bay Area Holdings LLC. Brookfield Homes Holdings Inc. is the trustee of the rabbi trust. We own the remaining 90% of Brookfield Bay Area Holdings LLC.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Corporate Governance Standards

The board of directors has adopted a Statement of Corporate Governance Practices which contains a number of corporate governance initiatives designed to comply with the newly adopted NYSE Rules and the rules and regulations of the Securities and Exchange Commission (the “SEC Rules”). The significant corporate governance initiatives adopted by the board of directors are discussed below. The Corporate Governance Practices are posted on our website under the Investor Relations and Corporate Governance links and are available in print to any stockholder who so requests. Our website is www.brookfieldhomes.com.

Director Independence

The board adopted a set of “Independence Standards” consistent with the NYSE Rules, to assist it in determining whether a member of the board is independent under the NYSE Rules. In order to be determined to be independent in accordance with these Independence Standards, a director must have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), other than as a director of the Company. The Independence Standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company, its management or its independent auditor. The Independence Standards are contained in our Corporate Governance Practices. Based on the Independence Standards, the board has determined that Robert A. Ferchat, Bruce T. Lehman, David M. Sherman, Robert L. Stelzl and Michael D. Young are independent, for purposes of serving as independent members of the board of directors, the Management Resources and Compensation Committee and the Governance and Nominating Committee.

Audit Committee Independence, Financial Literacy and Audit Committee Financial Expert

In addition to being independent based on the Independence Standards, the NYSE Rules and related SEC Rules require that each member of an audit committee satisfy additional independence and financial literacy requirements, and at least one of these members must satisfy the additional requirement of having accounting or related financial management expertise. This additional requirement can be satisfied by the board determining that at least one Audit Committee member is an “audit committee financial expert” within the meaning of the SEC Rules. Accordingly, the Audit Committee Charter contains a set of standards that relate to audit committee independence, financial literacy and audit committee accounting and financial management expertise.

Regular Meetings of Non-Management and Independent Directors

Consistent with our present practice and in accordance with NYSE Rules, at the time of each regularly scheduled board meeting, the non-management directors as well as the independent directors ordinarily will each meet separately for a period of time. The Chairman of the Audit Committee will preside over both non-management and independent director sessions and is referred to as the Presiding Director. The non-management and the independent directors may also meet at such other times as determined by the Presiding Director or at the request of any non-management or independent director.

Communicating with the Board

Stockholders may send communications to the board of directors by writing to the Company’s Corporate Secretary, 12865 Pointe Del Mar, Suite 200, Del Mar, CA, 92014. Communications will be reviewed and investigated and referred to the board of directors for appropriate action. Interested parties with a good faith concern about the Company’s conduct and who wish to contact the Presiding Director directly may do so by writing to: Presiding Director, Brookfield Homes Corporation, 12865 Pointe Del Mar, Suite 200, Del Mar, CA, 92014. The status of all outstanding concerns addressed to the Presiding Director will be reported to the directors as appropriate, on a quarterly basis.

Code of Ethics

We have adopted a code of ethics that applies to our employees, officers and directors, including our principal executive officer and principal financial and accounting officer. The code of ethics is available on our website at www.brookfieldhomes.com and is available in print to any shareholder who requests it. Any amendments to, or waivers from, our code of ethics, as they relate to any executive officer or director, including our principal executive officer and principal financial and accounting officer must be approved by the board of directors or a committee thereof and be promptly disclosed to shareholders. We plan to disclose such waivers and amendments on our website, as well as to comply with other applicable requirements.

Complaint Procedures Regarding Accounting, Internal Control, Auditing and Financial Matters

In accordance with SEC Rules, the Audit Committee has established the following procedures for (i) the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees concerning questionable accounting or auditing matters.

Interested parties may report complaints regarding accounting, internal accounting controls, or auditing matters involving Brookfield Homes by writing to the Chairman of the Audit Committee, Brookfield Homes Corporation, 12865 Pointe Del Mar, Suite 200, Del Mar, CA, 92014. Complaints will be reviewed and investigated as appropriate. Employees who wish to submit concerns regarding questionable accounting or auditing matters and who wish to do so confidentially and anonymously, may follow the procedures described above, omitting any return address or other identifying feature.

Procedures Regarding Director Candidates Recommended by Stockholders

The Governance and Nominating Committee will consider a candidate recommended for the board of directors by stockholders owning at least 10% of the outstanding shares of the Company if such recommending stockholder or stockholders follow the procedures set forth below. In order to recommend a nominee for a director position, a stockholder must be a stockholder of record at the time it gives its notice of recommendation and must be entitled to vote for the election of directors at the meeting at which such nominee will be considered. Stockholder recommendations must be made pursuant to written notice delivered to or mailed and received at the principal executive offices of the Company (i) in the case of a nomination for election at an annual meeting, not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Company’s notice of annual meeting for the preceding year’s annual meeting; and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date was made. In the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting, the stockholder notice described above will be deemed timely if it is received not later than the close of business on the tenth day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made of the date.

The stockholder notice must set forth the following:

•	As to the person the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed or is otherwise required pursuant to Regulation 14(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which must include the written consent of the nominee to serve as a director if elected;

•	As to the nominating stockholder, such stockholder’s name and address as they appear on the Company’s books, the class and number of shares of the Company’s common stock which are beneficially owned by such stockholder and which are owned of record by such stockholder; and

•	As to any other beneficial owner of the stock on whose behalf the nomination is made, the name and address of such person and the class and number of shares of the Company’s common stock they beneficially own.

In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

The Governance and Nominating Committee is directed to determine the appropriate characteristics, skills and experience for each director position and for the board as a whole. Directors should possess the highest personal professional and ethical standards, integrity and values, and be committed to representing the long-term interests of the stockholders. If a director candidate is recommended by a stockholder, the Governance and Nominating Committee expects that it would evaluate such candidate in the same manner it evaluates director candidates identified by the Committee.

Meetings of the Board

The board of directors meets at least once in each quarter, with additional meetings held when appropriate. The board also meets annually to review and approve our business plan and long-term strategy. In addition, directors are expected to attend the annual meeting of stockholders. During the 2003 fiscal year, the board met five times, including four regularly scheduled quarterly meetings and one special meeting. Each director attended all board and committee meetings for which they were a member during the 2003 fiscal year with the exception of one director who was unable to attend one board meeting, and in accordance with out policy each director attended the annual meeting of stockholders held in May 2003. Four regular meetings are scheduled for 2004. Meeting frequency and agenda items may change depending on the opportunities or risks that we are facing.

At the time of each regularly scheduled board meeting, the non-management directors as well as the independent directors ordinarily will each meet separately for a period of time. The Presiding Director will preside over both non-management and independent director sessions.

Committees of the Board

The board of directors believes that committees assist in the effective functioning of the board and that the composition of board committees should ensure that the views of independent directors are effectively represented. The board has three committees: the Governance and Nominating Committee, the Audit Committee and the Management Resources and Compensation Committee. Each committee operates pursuant to a written charter. Each charter is posted on our website under the Corporate Governance link and is available in print to any stockholder who so requests. Special committees may be formed from time to time as required to review particular matters or transactions. While the board retains overall responsibility for corporate governance matters, the Governance and Nominating Committee, the Audit Committee and the Management Resources and Compensation Committee each have specific responsibilities for certain aspects of corporate governance as described below.

Governance and Nominating Committee

The Governance and Nominating Committee is appointed by the board of directors to assist the board in carrying out its responsibilities by reviewing corporate governance and board nominee issues and making recommendations to the board as appropriate. In particular, the Committee is responsible for identifying individuals qualified to become board members consistent with criteria approved by the board, recommending to the board proposed nominees for election to the board at the next annual meeting of stockholders, developing and recommending to the board corporate governance principles, and overseeing the evaluation of the board and management. The Committee’s Charter is available on our website at www.brookfieldhomes.com. During the 2003 fiscal year, the Governance and Nominating Committee was comprised of three directors, a majority of whom were independent directors: Gordon E. Arnell (Chairman), Bruce T. Lehman and David M. Sherman. The Governance and Nominating Committee met once during the 2003 fiscal year. In compliance with the recently adopted NYSE Rules regarding the independence of nominating/corporate governance committees, the board accepted the resignation of Mr. Arnell and appointed Mr. Young to serve on the Committee as its Chairman. As a result, each member of the Governance and Nominating Committee has been determined by the board to be independent within the meaning of the NYSE Rules.

Audit Committee

We have a separately designated Audit Committee established in accordance with the Securities and Exchange Act of 1934. The Audit Committee is appointed by the board of directors to assist it in monitoring: (1) the integrity of our financial statements, including audits thereof; (2) our accounting and financial reporting processes and system of internal controls and procedures for financial reporting and accounting compliance; (3) the independent auditor’s qualifications and independence; (4) the performance of our internal audit function and independent auditors; (5) our compliance with legal and regulatory requirements; (6) our relationship with the independent auditors; and (7) our principal financial risks and the processes employed to manage such risks. The Audit Committee of the board is currently comprised of three directors: Robert A. Ferchat (Chairman), Bruce T. Lehman and Robert L. Stelzl. Each member of the Audit Committee has been determined by the board to be “independent” and “financially literate” within the meaning of the NYSE Rules and SEC Rules. The Audit Committee has determined that its Chairman, Mr. Ferchat, is an “audit committee financial expert” within the meaning of such rules. The Audit Committee met four times during the 2003 fiscal year.

Management Resources and Compensation Committee

The Management Resources and Compensation Committee is appointed by the board of directors to assist the board in carrying out its responsibilities by reviewing management resources and compensation issues and making recommendations to the board as appropriate. In particular, the Committee has direct responsibility to review and approve corporate goals and objectives relevant to CEO compensation; evaluate the CEO’s performance in light of those goals and objectives; either as a committee or together with the other independent directors, determine and approve the CEO’s compensation level based on this evaluation; and make recommendations to the board with respect to non-CEO compensation, incentive-compensation plans and equity-based plans. During the 2003 fiscal year, the Management Resources and Compensation Committee was comprised of the following three directors, the majority of whom were independent directors: J. Bruce Flatt (Chairman), Robert L. Stelzl and Michael D. Young. The Management Resources and Compensation Committee met twice during the 2003 fiscal year. In compliance with the recently adopted NYSE Rules regarding independence of compensation committees, the board accepted the resignation of Mr. Flatt and appointed Mr. Lehman to serve on the Committee and act as its chairman. As a result, each member of the Management Resources and Compensation Committee has been determined by the board to be independent within the meaning of the NYSE Rules.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Management Resources and Compensation Committee operates pursuant to a written Management Resources and Compensation Committee Charter, which was approved and adopted by the board of directors. Pursuant to the Charter, the Committee presents the following report with respect to executive compensation.

Executive compensation is determined based on the relative roles and responsibilities of the executive as compared to other executives in the Company, the performance of the executive management team collectively in meeting the Company’s goal of enhancing shareholder value and to other executives in the homebuilding industry. A specific objective of the Company is to attract and retain highly qualified and motivated individuals and to encourage a strong team approach. Accordingly, compensation levels are monitored to ensure they meet the Company’s objectives and are competitive within the homebuilding industry.

The compensation arrangements of the Company for its senior executives are focused on rewarding performance and are comprised of three key components: base salary, short-term incentives and long-term ownership participation. The Company emphasizes improving long-term shareholder value, represented by the growth in the value of the Company’s common stock, as the principal measure of success of the Company.

Accordingly, the Company’s compensation policies are designed to provide an overall competitive compensation package with a high proportion weighted to long-term ownership participation. This is achieved by maintaining base salaries and cash bonus awards for the most senior executives below the median level of total cash compensation in return for enhanced opportunities to participate in the growth in value of the Company’s common stock. This results in stock options and deferred share units being allocated and management participation plans being at a level higher than the median level for similar companies. These plans are more fully described below under “Long-Term Share Ownership.”

Base Salaries

Base salaries for the Company’s executives are reviewed annually to ensure that they reflect the relative contribution of each executive within the team. The Company believes that base salaries for the most senior executives should be set below the median level for comparable companies within the homebuilding industry, in return for the opportunity for the executive to participate at a higher level in the long-term share ownership plans such as stock options, deferred share unit allocations and management participation plans. In order to foster a team-based approach, which the Company believes is fundamental to meeting its long-term objectives, the difference between the base salaries of the CEO and the other senior executives is significantly less than in other companies.

Short-Term Incentives

The Company’s short-term incentive plan is comprised of a cash bonus award. Cash bonus awards are determined based primarily on the senior executive team’s collective performance in meeting the Company’s overall business plan objectives. Similar to the Company’s philosophy towards Base Salaries, the difference between the cash bonus awards for the CEO and other senior executives is relatively small. The performance of the Company is measured by the achievement of financial and other objectives. The performance of the individual executive is also taken into account on a subjective basis. In order to further align management objectives with those of the shareholder, certain executives may elect to receive all or a portion of their annual bonus awards in deferred share units of the Company, as described below under “Long-Term Share Ownership.”

Long-Term Share Ownership

Long-term share ownership plans are intended to reward management based on increases in the value of the Company’s common stock. The purpose of these arrangements is to achieve a commonality of interest between shareholders and management and to motivate executives to improve the Company’s long-term financial success, measured in terms of enhanced shareholder wealth over the long term.

The Company’s long-term share ownership plans consist of two components:

a)	A stock option plan under which the Company may grant options to purchase shares of the Company’s common stock at the market price on the day the options are granted. A maximum of two million shares are authorized for issuance under the plan. The timing of vesting of options granted under the plan is at the discretion of the Company’s board of directors or the committee administering the plan. Upon exercise of a vested option and upon payment to the Company of the exercise price, participants will receive one share of the Company’s common stock. The committee may permit participants to, rather than exercising an in-the-money option (“in-the-money” means the market value of shares under the option exceeds the exercise price of the options prior to related income taxes), receive an amount equal to the difference between the market price of the shares underlying the options and the exercise price of the option. The excess amount will be payable either in cash or by the Company issuing to the participant a number of shares calculated by dividing the excess by the market price of the underlying shares. The number of options granted to executives is determined based on a multiple of the executive’s base salary ranging from 1.0 to 3.0 times, divided by the market price, plus a discretionary amount for performance.

b)	A deferred share unit plan under which certain of the Company’s senior executives may, at their option, receive all or a portion of their annual bonus awards in the form of deferred share units. The annual bonus awards are converted to units based on the closing price of the Company’s shares on the New York Stock Exchange on the date of the award. The portion of the annual bonus award elected to be received in units by the executive may, at the discretion of the board, be increased by a factor of up to two times for purposes of calculating the number of units to be allocated under the plan. An executive who holds units will receive additional units as dividends are paid on shares of the Company’s common stock, on the same basis as if the dividends were reinvested. The units vest over a five year period and participants are only allowed to redeem the units upon cessation of employment through retirement, termination or death, after which time the units terminate unless redeemed no later than 12 months following such retirement, termination or death. The cash value of the units when redeemed will be equivalent to the closing price on the New York Stock Exchange of an equivalent number of shares of the Company’s common stock at the time written notice of redemption is received.

There will be no shares of the Company’s common stock issued, authorized, reserved, purchased or sold at any time in connection with units allocated. Under no circumstances will units be considered shares of common stock, or entitle any participant to the exercise of voting rights or to the exercise of any other rights arising from the ownership of shares of common stock.

c)	Certain senior operating employees, none of whom are named executive officers of the Company, are entitled to participate in the Senior Operating Management Participation Plan. In 1996, when operations in California were set-up, this Plan was established to attract and retain entrepreneurial management teams to profitably manage and grow our business operations through a decentralized local management structure. The Plan provides for participation in the net income of the local business unit by each local management team.

2003 Compensation for Chief Executive Officer

Ian G. Cockwell’s compensation for the Company’s 2003 fiscal year consisted of an annual base salary, bonus and participation in the stock option plan and the deferred share unit plan. This compensation was set on the basis of the Company’s executive compensation policy and the factors described above.

MANAGEMENT RESOURCES & COMPENSATION COMMITTEE

Bruce T. Lehman, Chairman
Robert L. Stelzl
Michael D. Young

Compensation Committee Interlocks and Insider Participation

There are presently no relationships requiring disclosure under this section. J. Bruce Flatt, our Chairman, was a member of the Management Resources and Compensation Committee for a portion of our 2003 fiscal year until his resignation from the committee in October, 2003. Mr. Flatt is President and Chief Executive Officer and a director of Brascan, a publicly traded company which owns 50.39% of our issued shares and whose major shareholder is EdperPartners Limited. Mr. Flatt is a shareholder of EdperPartners Limited. You should also refer to the section of this proxy statement entitled “Security Ownership of Principal Stockholders and Management.”

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a written Audit Committee Charter. A copy of the Audit Committee Charter is attached hereto as Appendix “A” and has been posted on our website under the Corporate Governance link. Please refer to the section of this proxy statement entitled “Information Regarding the Board of Directors – Committees of the Board – Audit Committee” for a description of the Audit Committee’s primary duties and responsibilities.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2003. Further, the Audit Committee has discussed with the Company’s independent auditor, the matters required to be discussed by Auditing Standards Board Statement on Auditing Standards No. 61, as amended. Finally, the Audit Committee has received and reviewed the written disclosures and the letter from the independent auditor required by the Independence Standards Board Independence Standard No. 1, as amended, and has discussed the auditor’s independence with the auditor. After consideration, the Audit Committee has determined that the services related to the fees earned by the independent auditor under the heading “All Other Fees” below are compatible with the auditor’s independence.

Based on its review and discussion as described above, the Audit Committee has recommended to the board of directors that the audited financial statements for fiscal year 2003 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003. Further, the Audit Committee approved the engagement of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2004.

AUDIT COMMITTEE

Robert A. Ferchat, Chairman
Bruce T. Lehman
Robert L. Stelzl

PROPOSAL TWO – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Deloitte & Touche LLP audited our financial statements for the fiscal years ended December 31, 2003 and 2002 and the Audit Committee has appointed Deloitte & Touche as our independent auditors for the fiscal year ending December 31, 2004. In the event that ratification of this appointment of auditors is not approved by a majority of the shares of common stock voting on this Proposal, the Audit Committee will review its future appointment of independent auditors.

Representatives of Deloitte & Touche attend all meetings of the Audit Committee. The Audit Committee reviews all services performed by Deloitte & Touche, as well as the fees charged by Deloitte & Touche for such services. Additional information concerning the Audit Committee and its activities with Deloitte & Touche can be found in this proxy statement under the headings “Information Regarding the Board of Directors – Committees of the Board – Audit Committee” on page 13 and “Audit Committee Report” on page 16.

A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

Fees Paid to Deloitte & Touche LLP

The following table shows the fees that we paid or accrued for the audit and other services provided by Deloitte & Touche during fiscal years 2003 and 2002:

	2003	2002
Audit Fees	$155,000	$100,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	72,000	200,000

Total	$227,000	$300,000

Audit Fees include the fees for the examination of our consolidated financial statements (including quarterly reviews) and our 401K plan. This category also includes advice on audit and accounting matters that arose during or as a result of the audit, and the preparation of an annual “management letter” on internal control matters.

All Other Fees in 2003 consisted of fees related to services provided in connection with property taxes on our housing and land assets. In 2002 other fees were in connection with filing with the SEC our registration statement on Form 10.

Pre-Approval Policies

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve audit and permissible non-audit services provided by the independent auditor.

In connection with the engagement of the independent auditor for the 2004 fiscal year, the Audit Committee pre-approved specifically described services that are within the four categories of services listed below, including the pre-approval of fee limits for the specifically described services within each category. The Audit Committee’s pre-approval process of specific services and fees, includes a review of specific services to be performed, a review of fees incurred for such services in the past, a review of expected fees to be incurred in fiscal year 2004 and a comparison of fees incurred by other homebuilders for similar services. The term of any pre-approval is twelve months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. Fees for any of the above services that will exceed the pre-approval fee limits must be separately approved by the Audit Committee. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent auditor.

1.	Audit Services include audit work performed in the preparation of financial statements (including quarterly reviews), as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.	Audit Related Services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax Services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

4.	All Other Services are those associated with permitted services not included in the other categories.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not otherwise delegate its responsibilities to pre-approve services performed by the independent auditor to management. No services were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF APPOINTMENT
OF DELOITTE & TOUCHE LLP AS BROOKFIELD HOMES’ INDEPENDENT AUDITORS FOR 2004.

PERFORMANCE GRAPH

The following graph illustrates the cumulative total stockholder return on Brookfield Homes’ common stock for the period January 7, 2003 – the date the Company’s common stock began trading on the NYSE – to December 31, 2003, assuming a hypothetical investment of $100 and a reinvestment of all dividends paid on such an investment, compared to Standard & Poor’s 500 Stock Index and the Standard & Poor’s Homebuilding 500 Index.

OTHER MATTERS

Management and the board of directors do not know of any matters other than those described in this proxy statement which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, certain of our officers, and persons who own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us, we believe that all filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were complied with during the year ended December 31, 2003.

STOCKHOLDERS’ PROPOSALS FOR 2005 ANNUAL MEETING

No stockholder proposals were made for the 2004 Annual Meeting. Any stockholder who intends to present a proposal for action at our 2005 Annual Meeting of Stockholders and to have us include such proposal in its proxy soliciting materials must deliver a copy of the proposal to us not later than December 3, 2004. Such proposal must comply with all applicable rules of the Securities and Exchange Commission. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. The Governance and Nominating Committee reviews all stockholder proposals and makes recommendations to the board of directors for action on such proposals.

For any proposal that is not submitted for inclusion in the proxy statement for our 2005 Annual Meeting, but is instead sought to be presented directly at our 2005 Annual Meeting, SEC rules permit proxy holders to vote proxies in their discretion if the Company: (1) receives notice of the proposal before the close of business on February 16, 2005, and advises stockholders in the proxy statement for the 2005 Annual Meeting about the nature of the matter and how the proxy holders intend to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on February 16, 2005. Notices of intention to present proposals at the 2005 Annual Meeting should be addressed to Shane D. Pearson, Secretary, Brookfield Homes Corporation, 12865 Pointe Del Mar, Suite 200, Del Mar, CA 92014.

By Order of the Board of Directors,
Shane D. Pearson
Secretary

Del Mar, California
April 2, 2004

APPENDIX “A”

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board of Directors (the “Board”) of Brookfield Homes Corporation (the “Company”) to assist the Board in monitoring: (1) the integrity of the financial statements of the Company, including audits thereof, (2) the Company’s accounting and financial reporting processes and system of internal controls and procedures for financial reporting and accounting compliance, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditors, (5) the compliance by the Company with legal and regulatory requirements, (6) the Company’s relationship with the independent auditors, and (7) the Company’s principal financial risks and the processes employed to manage such risks.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

The Audit Committee shall have the authority to conduct any review or investigation appropriate to fulfilling its responsibilities. The Audit Committee shall have unrestricted access to personnel and information, and any resources necessary to carry out its responsibilities. In this regard, the Audit Committee may direct the internal audit department to particular areas of examination.

Membership and Chairperson

The Audit Committee shall consist of no fewer than three members. All members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. In particular, the Board shall have determined that each member of the Audit Committee has (i) no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and (ii) no relationship to the Company that may interfere with the member’s exercise of independence from management and the Company. In addition: (i) a member who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship; (ii) a member who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation; (iii) a member who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not independent until three years after the end of the affiliation or the employment or auditing relationship; (iv) a member who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship; and (v) a member who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of the other company’s consolidated gross revenues, is not independent until three years after falling below such threshold. For purposes of analyzing independence, an “immediate family member” includes a directors’ spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such director’s home.

No member of the Audit Committee shall, other than in his or her capacity as a member of the Audit Committee, the Board or any other Committee of the Board, accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company (other than fixed amounts of compensation under a retirement plan, including deferred compensation, for prior service with the Company and provided that such compensation is not contingent in any way on continued service to the Company), or be an “affiliated person” (as such term is defined in Rule 10A-3 of the Exchange Act) of the Company or any subsidiary of the Company.

Each member of the Audit Committee shall be financially literate, as determined by the Board. At least one member of the Audit Committee shall have accounting or related financial management expertise, as determined by the Board.

At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission. A financial expert has through (1) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions; (2) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions; (3) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (4) other relevant experience:

•	An understanding of generally accepted accounting principles and financial statements;

•	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•	An understanding of internal controls and procedures for financial reporting; and

•	An understanding of audit committee functions.

Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies, unless the Board first determines that such simultaneous service will not impair the ability of the relevant members to effectively serve on the Audit Committee, and required public disclosure is made.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating & Governance Committee. Audit Committee members may be removed or replaced at any time by the Board and shall, in any event, cease to be a member of the Audit Committee upon ceasing to be a member of the Board. Where a vacancy occurs at any time in the membership of the Audit Committee, it may be filled by the Board.

The Board, upon the recommendation of the Nominating and Governance Committee of the Company, shall appoint the Chairman of the Audit Committee. If the Chairman of the Audit Committee is not present at a meeting of the Audit Committee, one of the other members of the Audit Committee present at the meeting shall be chosen by a majority of the members of the Audit Committee present at the meeting to preside over the meeting.

Responsibilities and Authority

The Audit Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted “non-audit services” (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may establish policies and procedures for such pre-approvals so long as such policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to management. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall provide a summary of all approvals and pre-approvals of the provision of audit, audit-related, tax and other services by the independent auditor for the past two fiscal years, for inclusion in the Company’s Form 10-K.

The Audit Committee shall have the authority, to the extent it deems necessary to carry out its duties, to retain independent legal counsel and other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee in its capacity as a Committee of the Board, for payment of: (i) compensation to the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisors employed by the Audit Committee; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall make regular reports to the Board regarding any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The performance of the Audit Committee shall be reviewed annually by the Governance and Nominating Committee.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the Company’s annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements, including disclosures made in management’s discussion and analysis, prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review with the principal executive officer and principal financial officer of the Company and the external auditors: (i) all significant deficiencies and material weaknesses in the design or operation of the Company’s “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act), which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

10.	Review other matters related to the conduct of the audit that are to be communicated to the Audit Committee under generally accepted auditing standards.

Oversight of the Company’s Relationship with the Independent Auditor

11.	Review and evaluate the lead partner of the independent auditor team.

12.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) (to assess the independent auditor’s independence) all relationships between the independent auditor and the Company, including its affiliates. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and should take into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

13.	Ensure the rotation of partners on the audit engagement team as required by law and consider, if appropriate, rotating the independent auditing firm in order to assure continuing auditor independence.

14.	Set clear policies for the Company’s hiring of employees or former employees of the independent auditor.

15.	Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

16.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit and Internal Control Functions

17.	Review the appointment and replacement of the internal auditing representative and the Chief Financial Officer.

18.	Review the significant reports to management prepared by the independent auditor and/or the internal auditing department, and management’s responses to such reports.

19.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

20.	Ensure that management, the independent auditor and the internal audit department provide to the Audit Committee an annual report on the Company’s control environment as it pertains to the Company’s financial reporting process and controls.

Compliance Oversight Responsibilities

21.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (regarding the discovery by the independent auditor of illegal acts) has not been implicated.

22.	Obtain reports from management, the Company’s internal auditing representative and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

23.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

24.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

25.	Discuss legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Miscellaneous

26.	Perform such other functions as required by law, the Company’s Articles of Incorporation or By-laws, or the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. Audit Committee meetings may, by agreement of the Chairman of the Audit Committee, be held in person, by video conference, by means of telephone or by a combination of any of the foregoing. The Audit Committee shall meet periodically, but not less frequently than annually, with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

A majority of Audit Committee members, present in person, by video conference, by telephone or by a combination thereof, shall constitute a quorum.

BROOKFIELD HOMES CORPORATION 2004 PROXY
ANNUAL MEETING OF STOCKHOLDERS MAY 4, 2004

PROXY

COMMON STOCK
Brookfield Homes Corporation
12865 Pointe Del Mar, Suite 200, Del Mar, CA 92014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby nominates, constitutes and appoints J. Bruce Flatt and Ian G. Cockwell, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote as designated on the reverse side of this card on each of the following matters, all shares of Common Stock of Brookfield Homes Corporation (the “Company”), held of record by the undersigned at the close of business on March 22, 2004, at the Annual Meeting of Stockholders to be held on May 4, 2004, or any adjournments thereof.

PLEASE SIGN AND DATE ON REVERSE SIDE.

Address Change/Comments (Mark the corresponding box on the reverse side)

- FOLD AND DETACH HERE -

Please
Mark Here
for Address	☐
Change or
Comments
SEE REVERSE SIDE

Please mark
your votes as	☒
indicated in this example

1.	Election of Directors

Nominees:

FOR
01	Gordon E. Arnell,	all nominees	WITHHOLD
02	Ian G. Cockwell,	listed at left	AUTHORITY
03	Robert A. Ferchat,	(except as	to vote for all
04	J. Bruce Flatt,	marked to	nominees
05	Bruce T. Lehman,	the contrary below)	listed at left
06	Alan Norris,
07	David M. Sherman,	☐	☐
08	Robert L Stelzl,
09	Michael D. Young

(INSTRUCTIONS; To withhold authority to vote for any individual nominee write that nominee’s name on the line below.)

2.	Ratification of	FOR	AGAINST	ABSTAIN
	Appointment of	☐	☐	☐
Independent Auditors

3.	In their discretion, the proxies are authorized to vote in accordance with their judgment on other business properly brought before the Annual Meeting or any adjournment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS.

     The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said Annual Meeting and the proxy statement accompanying said notice.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature	Signature	Date

Note: Please sign exactly as names appear herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full titles as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

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